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                                                                    EXHIBIT 99.6


            TERMINATION OF AMENDED AND RESTATED GOVERNANCE AGREEMENT

         THIS TERMINATION OF AMENDED AND RESTATED GOVERNANCE AGREEMENT (this "Termination Agreement") is made as of this 15th day of November, 2000 among Continental Airlines, Inc., a Delaware corporation (the "Company"), Northwest Airlines Corporation, a Delaware corporation formerly named Newbridge Parent Corporation (the "Stockholder"), and Northwest Airlines Holdings Corporation, a Delaware corporation formerly named Northwest Airlines Corporation ("Parent").


         WHEREAS, the Company, the Stockholder and the Parent have entered into that certain Amended and Restated Governance Agreement, dated as of February 8, 2000 (the "Governance Agreement").

         WHEREAS, the Parent, the Stockholder, the Company, Northwest Airlines, Inc., a Minnesota corporation, and Air Partners, L.P., a Texas limited partnership, have entered into the Omnibus Agreement dated as of November 15, 2000 (the "Agreement").

         WHEREAS, the terms of the Agreement provide that the Parent, the Stockholder and the Company shall enter into an agreement terminating the Governance Agreement.

         WHEREAS, this Termination Agreement has been approved by a Majority Vote (as that term is defined in the Governance Agreement).

         NOW THEREFORE, the Parent, the Stockholder and the Company intending to be legally bound, hereby agree as follows:

         1. Effective as of the Effective Time (as defined in the Agreement), the Governance Agreement shall be terminated and shall be of no further force and effect.

         2. To the extent applicable to any issuance of shares of Class B Common Stock contemplated by the Agreement, the Stockholder and the Parent hereby waive any and all

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pre-emptive rights to acquire Class B Common Stock granted to them under Section
3.03 of the Governance Agreement resulting from such issuances.

         3. If the Agreement has terminated in accordance with its terms prior to the Effective Time, this Termination Agreement shall be terminated and shall be of no further force and effect.

         4. This Termination Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Termination of
Amended and Restated Governance Agreement to be executed as of the date first referred to above.


                                   NORTHWEST AIRLINES CORPORATION



                                   By: _________________________________________
                                       Douglas M. Steenland
                                       Executive Vice President, General Counsel
                                         and Secretary


                                   NORTHWEST AIRLINES HOLDINGS CORPORATION



                                   By: _________________________________________
                                       Douglas M. Steenland
                                       Executive Vice President, General Counsel
                                         and Secretary


                                   CONTINENTAL AIRLINES, INC.



                                   By: _________________________________________
                                       Jeffery A. Smisek
                                       Executive Vice President, General Counsel
                                         and Secretary




  [SIGNATURE PAGE TO TERMINATION OF AMENDED AND RESTATED GOVERNANCE AGREEMENT]



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